Exhibit 99.3
PRO FORMA FINANCIAL INFORMATION
STERLING FINANCIAL CORPORATION AND NORTHERN EMPIRE BANCSHARES
Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet and Statements of Income
          The following unaudited pro forma combined condensed consolidated balance sheet combines the historical consolidated balance sheet of Sterling and subsidiaries and the historical consolidated balance sheet of Northern Empire and subsidiaries giving effect to the consummation of the merger on December 31, 2006, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements.
     The following unaudited pro forma combined condensed consolidated statements of income for the year ended December 31, 2006 combine the historical consolidated statements of income of Sterling and subsidiaries and Northern Empire and subsidiaries giving effect to the merger as if the merger had become effective as of January 1, 2006, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements. The unaudited pro forma combined condensed consolidated financial statements included herein are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be obtained in the future.
We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

     Unaudited Pro Forma Condensed Consolidated Balance Sheet

	December 31, 2006
			Pro Forma		Pro Forma
	STSA	NREB	Adjustments		Combined
		(Dollars in thousands)
Assets:
Cash and due from banks	$179,715	$115,352	$0	(a)	$295,067
Mortgage-backed securities	1,687,672	0			1,687,672
Investments	225,974	16,502	(51	)(b)	242,425
Loans receivable, net	7,112,710	1,208,738	(5,711	)(c)	8,315,737
Goodwill	247,244	0	205,884	(d)	453,128
Other intangible assets	28,570	0	7,775	(e)	36,345
Other assets	352,607	21,295	(1,648	)(f)	372,254

Total assets	$9,834,492	$1,361,887	$206,249		$11,402,628

Liabilities:
Deposits	$6,746,028	$978,390	$268	(g)	$7,724,686
Advances from FHLB	1,308,617	249,340	519	(h)	1,558,476
Securities sold subject to repurchase agreements and funds purchased	616,354	0			616,354
Other borrowings	240,226	0	30,015	(a)	270,241
Other liabilities	139,851	6,833	17	(i)	146,701

Total liabilities	9,051,076	1,234,563	30,819		10,316,458

Shareholders’ Equity:
Common stock	42,043	74,562	(65,647	)(j)	50,958
Additional paid-in capital	590,218	8,388	285,451	(j)	884,057
Accumulated other comprehensive income (loss), net of tax effect	(33,350)	(4)	4	(j)	(33,350)
Retained earnings	184,505	44,378	(44,378	)(j)	184,505

Total shareholders’ equity	783,416	127,324	175,430		1,086,170

Total liabilities and shareholders’ equity	$9,834,492	$1,361,887	$206,249		$11,402,628

See accompanying notes to unaudited pro forma condensed consolidated financial information.

      Unaudited Pro Forma Condensed Consolidated Statement of Income

	For the Twelve Months Ended
	December 31, 2006
			Pro Forma		Pro Forma
	STSA	NREB	Adjustments		Combined
	(Dollars in thousands, except shares and per share data)
Interest income:
Loans	$458,558	$89,545	$784	(c)	$548,887
Mortgage-backed securities	88,398	0	0		88,398
Investments	3,899	5,405	0		9,304

Total interest income	550,855	94,950	784		646,589

Interest expense:
Deposits	185,273	33,403	(115)	(g)	218,561
Borrowed funds	101,670	13,271	1,645	(a),(h)	116,586

Total interest expense	286,943	46,674	1,530		335,147

Net interest income	263,912	48,276	(746)		311,442
Provision for losses on loans	(18,703)	(1,750)	0		(20,453)

Net interest income after provision for losses on loans	245,209	46,526	(746)		290,989

Other operating income:
Net gains on sales of securities	0	0	0		0
Fee and other	69,340	4,645	0		73,985

Total non-interest income	69,340	4,645	0		73,985

Non-interest expense
General and administrative expense:
Compensation and benefits	117,186	12,541	0		129,727
Occupancy and equipment and other	86,782	7,877	0		94,659
Amortization of intangibles	2,405	0	1,111	(e)	3,516

Total non-interest expense	206,373	20,418	1,111		227,902

Income before income tax expense	108,176	30,753	(1,857)		137,072

Income tax expense	(34,230)	(12,457)	687	(f)	(46,000)

Net income	$73,946	$18,296	$(1,170)		$91,072

Earnings per share:
Basic	$2.03	$1.67			$2.01
Diluted	2.01	1.61			1.99

Weighted average common shares:
Basic	36,423,095	10,946,668			45,238,406
Diluted	36,841,866	11,362,834			45,821,323
See accompanying notes to unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Basis of Pro Forma Presentation
The pro forma information related to the merger has been prepared in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations and SFAS 142, Goodwill and Other Intangible Assets.
The following is an estimate of the purchase price for Northern Empire, the preliminary purchase price allocation and resulting goodwill based on the December 31, 2006 balance sheet:

(dollars in thousands)
Purchase price:
Cash	$30,015
Stock	290,430
Stock options exchanged	12,324

Total purchase price	332,769

Northern Empire’s net assets	127,324
Loan discount	(7,125)
Other loan adjustments	1,414
Core deposit intangible	7,775
Time deposits premium	(268)
FHLB Advances premium	(519)
Other	(1,716)

Net assets acquired	126,885

Goodwill	$205,884

The loan discount is scheduled to amortize as follows:

Loan mark to market
(dollars in thousands)
2007	784
2008	725
2009	664
2010	655
2011 and thereafter	4,297
The core deposit intangible is scheduled to amortize as follows:

		Tax Effect of
	Core Deposit	CDI
	Intangible	Amortization
	(dollars in thousands)
2007	(926)	343
2008	(1,111)	411
2009	(1,111)	411
2010	(1,111)	411
2011 and thereafter	(3,516)	1,301

Pro Forma Adjustments
The unaudited pro forma condensed consolidated financial statements have been adjusted for the following:
(a)	Acquisition financing for cash portion of purchase price of Northern Empire. Interest expense has been projected at 6.25%.

(b)	CRA investment write off.

(c)	Loan receivable discount amortized per the effective interest method.

(d)	Unidentified intangible (excess premium to book that has not been directly allocated to an asset or liability).

(e)	Identifiable intangible asset on core deposits amortized straight line over seven years.

(f)	Tax effect of purchase accounting.

(g)	Time deposit premium amortized per the effective interest method.

(h)	FHLB Advances premium amortized per the effective interest method.

(i)	Accrued expenses.

(j)	Issuance of 8.9 million shares of Sterling common stock as part of purchase price for Northern Empire. Share valuation at $32.58, the average closing price of Sterling’s common stock a few days before and after announcement of transaction. Sterling common stock options totaling 573,212 exchanged for all Northern Empire options outstanding for total value of $12.3 million. Close Northern Empire equity accounts.
As of February 28, 2007, Sonoma National Bank’s construction loan portfolio balance was $80.5 million, of which 97% was residential and 3% was commercial.
As of February 28, 2007, the deposits of Sonoma National Bank were comprised of the following:

Interest-bearing checking	$28,367
Noninterest-bearing checking	86,902
Savings and MMDA	174,771
Time deposits	692,789

Total deposits	$982,829

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